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                                                                  EXHIBIT 23.01


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-35375) of Digital Lightwave, Inc. of our report dated January 31, 2000, except for Note 17, as to which the date is March 29, 2000, relating to the consolidated financial statements, which is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
March 30, 2000